MASTER BASIC VALUE TRUST, INC.

FILE # 811-10179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
3/24/2005	Genworth	3,503,129	80,500,000

Morgan Stanley

JP Morgan

Merrill Lynch

Citigroup

Banc of America

Credit Suisse

Deutsche Bank

Goldman Sachs

Lehman Brothers

UBS Securities

ABN AMRO Rothschild

BB&T Capital Markets

Blaylock & Partners

CMG Institutional Trading

Fox-Pitt Kelton

Keefe, Bruyette & Woods

Legg Mason Wood Walker

Ramirez & Co

Raymond James & Assoc

The Williams Capital Group

Dowling & Partners

Edward D Jones & Co